Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Norfolk Southern Corporation:

We consent to the incorporation by reference in registration statement numbers 33-52031, 333-71321, 333-60722, 333-100936,   333-109069 and 333-168414 on Form S-8 and 333-158240 on Form S-3 of Norfolk Southern Corporation of our reports dated February 16, 2011, with respect to the consolidated balance sheets of Norfolk Southern Corporation as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in stockholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Norfolk Southern Corporation.

/s/ KPMG LLP

Norfolk, Virginia

February 16, 2011